UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following message has been sent on behalf of Donald W. Layden, Jr., the Chief Executive Officer of the Company, to the employees of the Company:

“Dear USA Tech Team,

I hope that you and your families are continuing to stay safe and healthy during this challenging time. I recognize that we have all had to quickly adjust to a new reality, and that there is quite a bit of stress for everyone as we navigate this period of uncertainty. I am grateful for your unrelenting commitment to USA Technologies and to our customers, and I am very proud to be part of this team.

I would like to share with you the latest update on our upcoming Annual Meeting of Shareholders and the situation concerning Hudson Executive Capital (HEC). Earlier this morning we filed with the U.S. Securities and Exchange Commission and mailed to our shareholders proxy materials related to our 2020 Annual Meeting, which is scheduled for April 30, 2020. These materials contain information that will help shareholders make informed decisions on the items to be voted on at the Annual Meeting.

As many of you know, finding a way to end the proxy contest with HEC has been a top priority, all the more so in light of both the national health and economic crisis caused by COVID-19 and the business disruption for USAT. After holding several discussions and meetings with Doug Braunstein, HEC’s Founder and Managing Partner, we believed that we had reached an agreement with HEC that was appropriate and in each party’s interest. However, in recent days, HEC refused to honor this agreement unless USAT turned effective control of the Board to HEC and installed an HEC insider as executive chairman, with entitlement of $1.0 million for his services, among other demands.

We strongly believe that these demands are disruptive and are not in the best interest of USAT, its shareholders and other stakeholders. While we would prefer to avoid a costly proxy contest, we are not willing to make changes that would risk significant value destruction, derail the strategic and financial progress we are making, or create added unnecessary risk to the business.

Our Board and management team are pushing forward on improving our operating results and rationalizing USAT’s cost structure. Our Company benefits from strong business fundamentals, a clear market strategy and positive long-term industry trends, as well as consistent, strong customer retention. There are a lot of important plans in store for USAT. Each of us is focused on and committed to enhancing the value potential of this business, now more than ever.

If you own USAT shares, you will be receiving the proxy materials and letter to shareholders in the mail in the coming days, and we encourage you to vote FOR the Board’s highly qualified nominees on the enclosed WHITE proxy card. We also encourage all shareholders to discard and NOT use any gold proxy cards you may receive from HEC.

The reality is that nothing about these times is ‘business as usual’. Nevertheless, I would encourage us all, as much as possible, to stay focused on serving our customers the best we can and continuing to execute on the good work underway. We will get through this together.

Thank you,

Don”
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Important Additional Information

On March 24, 2020, USA Technologies, Inc. (“USAT”) filed its  definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2020 annual meeting of shareholders (the “Proxy Statement”). Shareholders are strongly advised to read the Proxy Statement (including any amendments or supplements thereto) because it contains important information. Shareholders will be able to obtain copies of such documents filed by USAT with the SEC in connection with its 2020 annual meeting of shareholders free of charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.usatech.com.

USAT, its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with USAT’s 2020 annual meeting of shareholders. Shareholders may obtain information regarding USAT’s directors, executive officers and other persons who may, under rules of the SEC, be considered participants in the solicitation of proxies for the 2020 annual meeting of shareholders, including their respective interests by security holdings or otherwise, in the Proxy Statement. Such document may be obtained free of charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.usatech.com.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT’s management, as well as assumptions made by and information currently available to USAT’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the incurrence by USAT of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the uncertainties associated with COVID-19, including its possible effects on USAT’s operations and the demand for USAT’s products and services; uncertainties resulting from, among other things, quarantines of employees, customers, consumers, and suppliers, travel restrictions, reduced consumer spending, and closures of customer locations, manufacturing facilities, warehouses and logistics supply chains, associated with COVID-19; USAT’s ability to efficiently and flexibly manage its business amid uncertainties related to COVID-19; uncertainty around the duration of the COVID-19 virus’ impact; whether USAT would realize all or a substantial portion of the anticipated cost savings resulting from the new transaction processing agreement due to unusual or unanticipated causes or events or otherwise; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT’s customers continue to utilize USAT’s transaction processing, route scheduling, inventory management, and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days’ notice; the risk associated with the currently pending litigation or possible regulatory action arising from the internal investigation and its findings, from the failure to timely file USAT’s periodic reports with the Securities and Exchange Commission, from the restatement of the affected financial statements, from allegations related to the registration statement for the follow-on public offering, or from potential litigation or other claims arising from the shareholder demands for derivative actions; whether the listing application for USAT’s securities which has been filed by USAT with The Nasdaq Stock Market LLC will be granted or granted in a timely manner; or whether USAT’s existing or anticipated customers purchase, rent or utilize ePort or Seed devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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